<PAGE 1>

          As Filed With the Securities and Exchange Commission
                          on November 12, 1998
                                                    Registration No. 333-
==========================================================================

                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM S-8
                         REGISTRATION STATEMENT
                                 Under
                       THE SECURITIES ACT OF 1933
                         ______________________

                          QUALITY SYSTEMS, INC.
          (Exact name of registrant as specified in its charter)

             California                             95-2888658
  (State or other jurisdiction of                  (I.R.S. Employer
  incorporation or organization)                  Identification No.)

    17822 East 17th Street, Suite 210, Tustin, California 92780
     (Address of Principal Executive Offices)       (Zip Code)

                       QUALITY SYSTEMS, INC.
                      1998 STOCK OPTION PLAN
                      (Full title of the plan)

                           Sheldon Razin
                       Chairman and President
                        QUALITY SYSTEMS, INC.
      17822 East 17th Street, Suite 210 Tustin, California 92780
                (Name and address of agent for service)
                           (714) 731-7171
     (Telephone number, including area code, of agent for service)

                               COPY TO:
                         Thomas J. Crane, Esq.
                          Rutan & Tucker, LLP
                    611 Anton Boulevard, Suite 1400
                     Costa Mesa, California  92626
                             (714) 641-5100

                    Calculation of Registration Fee
==========================================================================
                                   Proposed     Proposed
Title of                           maximum      maximum
securities          Amount         offering     aggregate     Amount of
to be               to be          price per    offering      registration
registered          registered     share        price(1)      fee
--------------------------------------------------------------------------
Common Stock,
$0.01 par value   1,000,000 Shares   $ 4.25      $4,250,000      $1,182
==========================================================================

(1)	Computed pursuant to Rules 457c and 457(h) on the basis of the last sale price on the NASDAQ National Market on November 6, 1998.

==========================================================================

<PAGE 2>

                                PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.	Incorporation of Documents by Reference.

     The following documents are incorporated by reference in this Registration Statement:

     (a) The Annual Report of Quality Systems, Inc. ("Registrant") on Form 10-K for the fiscal year ended March 31, 1998;

     (b) All reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended
("Exchange Act"), since the fiscal year ended March 31, 1998;

     (c) The description of Registrant's securities contained in the Registrant's registration statement on Form 8-A (File No. 00-
112537) filed under the Exchange Act on December 5, 1996, together with any amendment or report filed pursuant to such Exchange Act amending or updating such description;

     (d) Registrant's registration statement on Form S-1 (File No. 333-00161) filed with the Securities and Exchange Commission
("Commission") on January 11, 1996, together with any amendment or report filed pursuant to the Securities Act of 1933, as amended ("Securities Act"), amending or updating such description of the Registrant; and

     (e) Information concerning employee benefits under the Registrant's 1998 Stock Option Plan ("Plan"), which will be included in the future, either in the Registrant's proxy statements, annual reports or appendices to this Registration Statement.

     All	reports and other documents subsequently filed by the Registrant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities remaining unsold, shall be deemed incorporated by reference into this Registration Statement and shall be a part hereof from the date of filing such documents.


ITEM 4.	Description of Securities.

        Not Applicable.


ITEM 5.	Interests of Named Experts and Counsel.

        Not Applicable.

<PAGE 3>

ITEM 6.	Indemnification of Directors and Officers.

     The Registrant's Amended and Restated Articles of Incorporation ("Articles") provide that the liability of the Registrant's directors for monetary damages shall be eliminated to the fullest extent permissible under California law. This is intended to eliminate the personal liability of a director for monetary damages in an action brought by or in the right of the Registrant for breach of a director's duties to the Registrant or its shareholders except for liability: (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law; (ii) for acts or omissions that a director believes to be contrary to the best interest of the Registrant or its shareholders or that involve the absence of good faith on the part of the director; (iii) for any transaction for which a director derived an improper benefit; (iv) for acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Registrant or its shareholders; (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders; (vi) with respect to certain transactions, or the approval of transactions, in which a director has a material financial interest; and (vii) expressly imposed by statute, for approval of certain improper distributions to shareholders or certain loans or guarantees.

     The Articles also authorize the Registrant to provide indemnification to its agents (as defined in Section 317 of the California Corporations
Code), through the Registrant's Amended and Restated Bylaws ("Bylaws") or through agreements with such agents or both, for breach of duty to the Registrant and its shareholders, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code.

     The Bylaws of the Registrant provide for indemnification of the Registrant's officers, directors, employees, and other agents to the extent and under the circumstances permitted by California law. The Bylaws further provide that no indemnification shall be made in the case of a derivative suit in respect to any claim as to which such person has been adjudged to be liable to the Registrant, except with court approval, nor shall indemnification be made for amounts paid in settling or otherwise disposing of a pending action without court approval, or for expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval. Indemnification under the Bylaws is mandatory in the case of an agent of the Registrant (present or past) who is successful on the merits in defense of a suit against him or her in such capacity. In all other cases where indemnification is permitted by the Bylaws, a determination to indemnify such person must be made by a majority of a quorum of disinterested directors (if a quorum of directors is not obtainable, by independent legal counsel in a written legal opinion), a majority of disinterested shareholders, or the court in which the suit is pending.

<PAGE 4>

     The Registrant has entered into agreements to indemnify its directors and executive officers in addition to the indemnification provided for in the Articles and Bylaws. Among other things, these agreements provide that the Registrant will indemnify, subject to certain requirements, each of the Registrant's directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the rights of the Registrant, on account of services by such person as a director or officer of the Registrant, or as a director or officer of any other company or enterprise to which the person provides services at the request of the Registrant.

     Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or agents of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


ITEM 7.	Exemption from Registration Claimed.

        Not Applicable.


ITEM 8.	Exhibits.

        4.1	   Quality Systems, Inc. 1998 Stock Option Plan.
        5	     Opinion and consent of Rutan & Tucker, LLP.
        23.1  	Consent of Rutan & Tucker, LLP is contained in Exhibit 5.
        23.2  	Consent of Deloitte & Touche LLP.


ITEM 9.	Undertakings.

     The undersigned Registrant hereby undertakes:

     (a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (unless the information required by paragraphs (i) and (ii) below is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement):

          (i)	To include any prospectus required by Section 10(a)(3) of
     the Securities Act;

          (ii)	To reflect in the prospectus any facts or events arising
     after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii)	To include any material information with respect to
     the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

<PAGE 5>

     (b)	That, for the purpose of determining any liability under the
Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c)	To remove from registration by means of a post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

<PAGE 6>

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tustin, State of California on November 10, 1998.

                                     QUALITY SYSTEMS, INC.,
                                     a California corporation

                                     By: /S/  SHELDON RAZIN
                                         -------------------------------
                                         Sheldon Razin, Chairman of the
                                         Board, and President
                                         (Principal Executive Officer)


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, including a majority of the Board of Directors, in the capacities and on the date indicated.


        Signature                    Title                     Date
-------------------------   ----------------------       -----------------
/S/ SHELDON RAZIN           Chairman of the Board,       November 10, 1998
-------------------------   President and Director
Sheldon Razin               (Principal Executive
                            Officer)

/S/ JANET RAZIN             Vice President,              November 10, 1998
-------------------------   Secretary and
Janet Razin                 Director

/S/ ROBERT McGRAW           Chief Financial Officer      November 10, 1998
-------------------------   (Principal Financial
Robert McGraw               Officer and Principal
                            Accounting Officer)

/S/ JOHN BOWERS             Director                     November 10, 1998
-------------------------
John Bowers

/S/ WILLIAM BOWERS          Director                     November 10, 1998
-------------------------
William Bowers

/S/ PATRICK CLINE           Director                     November 10, 1998
-------------------------
Patrick Cline

/S/ GORDON SETRAN           Director                     November 10, 1998
-------------------------
Gordon Setran


<PAGE 7>

                               EXHIBIT INDEX

                                                                    Page
                                                                    ----

Exhibit No.              Description
-----------              -----------

     4.1    Quality Systems, Inc. 1998 Stock
            Option Plan                                               8

     5      Opinion and consent of Rutan & Tucker, LLP               18

     23.1   Consent of Rutan & Tucker, LLP is contained
            in Exhibit 5                                             18

     23.2   Consent of Deloitte & Touche LLP                         20

<PAGE 8>

                                EXHIBIT 4.1

                         QUALITY SYSTEMS, INC. 1998
                            STOCK OPTION PLAN


<PAGE 9>

                                                               Exhibit 4.1
                            QUALITY SYSTEMS, INC.

                           1998 STOCK OPTION PLAN


NOTICE:  QUALIFIED OPTIONS UNDER THIS PLAN BEAR RESTRICTIONS GOVERNED BY
SECTION 422 OF THE INTERNAL REVENUE CODE. PLAN PARTICIPANTS ARE URGED TO READ SECTION 422 AND TO UNDERSTAND THE RESTRICTIONS CONTAINED THEREIN. NOT ALL SECTION 422 RESTRICTIONS ARE REFERENCED IN THIS PLAN. OPTIONS GRANTED HEREUNDER MAY BEAR RESTRICTIONS IMPOSED BY FEDERAL AND STATE SECURITIES LAWS. PLAN PARTICIPANTS ARE URGED TO CONSULT WITH THEIR TAX AND LEGAL ADVISORS CONCERNING THE NATURE AND RESTRICTIONS UPON THE OPTIONS GOVERNED HEREBY.


1.     Purposes.

     (a) The purpose of the Plan is to provide a means by which selected Employees, Directors and Consultants of the Company and its Affiliates, may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of Incentive Stock Options and Nonstatutory Stock Options, as defined below.

     (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees, Directors or Consultants of the Company or its Affiliates, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

     (c) The Company intends that the Options issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to Section 3(c), be either Incentive Stock Options or Nonstatutory Stock Options. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a certificate or certificates will be issued for shares purchased on exercise of such Options.

2.  Definitions.

     (a) "Affiliate" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

     (b)  "Board" means the Board of Directors of the Company.

     (c)  "Code" means the Internal Revenue Code of 1986, as amended.

     (d) "Committee" means a Committee appointed by the Board in accordance with Section 3(c) of the Plan.

     (e)  "Company" means Quality Systems, Inc., a California corporation.

     (f) "Consultant" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

<PAGE 10>

     (g) "Continuous Status as an Employee, Director or Consultant" means the employment or relationship as a Director or Consultant is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave or any other personal leave; provided, however, that for purposes of Incentive Stock Options, any such leave may not exceed three (3) months, unless reemployment upon the expiration of such leave is guaranteed by contract, Company policies or statute; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

     (h)  "Director" means a member of the Board.

     (i) "Employee" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

     (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (k) "Fair Market Value" means, as of any date, the value of the Common Stock of the Company determined as follows:

          (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange on the day the Option is granted, as reported in the Wall Street Journal or such other source as the Board deems reliable;

          (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the closing bid and asked prices for the Common Stock on the day the Option is granted, as reported in the Wall Street Journal or such other source as the Board deems reliable;

          (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

     (l) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(m)  "Non-Employee Director" shall mean a Director who:

          (i) Is not currently an officer (as defined in Rule 16a-1(f) of the Exchange Act) of the Company or a parent or subsidiary of the Company, or otherwise currently employed by the Company or a parent or subsidiary of the Company;

          (ii) Does not receive compensation, either directly or indirectly, from the Company or a parent or subsidiary of the Company, for services rendered as a consultant or in any capacity other than as a Director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Rule 404(a) of the Exchange Act;

<PAGE 11>

          (iii) Does not possess an interest in any other transaction for which disclosure would be required pursuant to Rule 404(a) of the Exchange Act; and

          (iv) Is not engaged in a business relationship for which disclosure would be required pursuant to Rule 404(b) of the Exchange Act.

     (n) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

     (o) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (p)  "Option" means a stock option granted pursuant to the Plan.

     (q) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

     (r) "Optionee" means an Employee, Director or Consultant who holds an outstanding Option.

     (s) "Participant" means an Employee, Director or Consultant who is granted Options.

     (t)  "Plan" means this 1998 Stock Option Plan.

     (u) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

     (v)  "Securities Act" means the Securities Act of 1933, as amended.

3.  Administration.

     (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in Section 3(c).

(b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (i) To determine from time to time which of the persons eligible under the Plan shall be granted Options; when and how Options shall be granted; whether an Option will be an Incentive Stock Option or a Nonstatutory Stock Option, the provisions of each Option granted (which need not be identical), including the vesting schedule for the Options, and the number of shares underlying such Options to be granted to each such person;

          (ii)	  To construe and interpret the Plan and Options granted under it, and to establish amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

          (iii)	  To amend the Plan as provided in Section 12; and

<PAGE 12>

          (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or advisable to promote the best interests of the Company.

     (c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the "Committee"), all of the members of which Committee shall be Non-Employee Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

4.  Shares Subject to the Plan.

     Subject to the provisions of Section 11 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Options shall not exceed in the aggregate One Million (1,000,000) shares of the Company's Common Stock. If any Option shall for any reason expire or otherwise terminates, in whole or in part, without having been exercised in full, the stock not acquired under such Option shall revert to and again become available for issuance under the Plan.

5.  Eligibility.

     (a) Incentive Stock Options may be granted only to Employees. Nonstatutory Stock Options may be granted only to Employees, Directors or Consultants.

     (b) A Director shall be eligible for the benefits of the Plan provided that such Director's participation conforms to the requirements of Rule 16b-3, if applicable.

     (c) No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant.

6.  Option Provisions.

     Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

     (a)  Term.  No Option shall be exercisable after the expiration of ten
(10) years from the date it was granted. In addition, any option granted to a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Affiliate may not be made exercisable after the expiration of five (5) years from the date the Option is granted.

<PAGE 13>

     (b) Price. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, the exercise price of any Incentive Stock Option granted hereunder to any stockholder possessing at least 10% of the total combined voting power of all classes of stock of the Company shall be not less than one hundred ten percent (110%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted.

     (c) Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, (ii) at the discretion of the Board or the Committee, either at the time of the grant or exercise of the Option, by delivering to the Company other shares of Common Stock of the Company (provided that the shares have been held for the period required to avoid a charge to the Company's reported earnings),
(iii) at the discretion of the Board or the Committee, either at the time of the grant or exercise of the Option, by delivering to the Company all or any part of an Option granted under this Plan for a cashless exercise (provided that such cashless exchange will not result in a charge to the Company's reported earnings), or (iv) by tendering any other form of legal consideration that may be acceptable to the Board.

     (d) Transferability. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonstatutory Stock Option granted to an Optionee subject to Section 16 of the Exchange Act on the date of grant shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person. A Nonstatutory Stock Option granted to an Optionee who is not subject to Section 16 of the Exchange Act on the date of grant may not be transferable except by will or by the laws of descent and distribution, unless otherwise permitted by the Board, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or, subsequent to any permitted transfer, only by a permitted transferee. The person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee or in the case of a permitted transfer of a Nonstatutory Stock Option during the Optionee's lifetime, shall thereafter be entitled to exercise the Option.

     (e) Vesting. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this Section 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

(f) Termination of Employment or Relationship as a Director or Consultant Other than by Disability or Death. In the event that an Optionee's Continuous Status as an Employee, Director or Consultant is terminated either by the voluntary resignation by the Optionee or for cause by the Company, all Options granted to the

<PAGE 14>

Optionee shall terminate immediately. In the event an Optionee's Continuous Status as an Employee, Director or Consultant is terminated without cause by the Company, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date thirty
(30) days after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant (or such longer period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option or the Option terminated as specified above, the shares covered by the unexercisable portion of the Option or terminated Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

     (g) Disability of Optionee. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of
(i) the date three hundred sixty-five (365) days following such termination (or such longer period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

     (h) Death of Optionee. In the event of the death of an Optionee during, or within a period specified in the Option after the termination of, the Optionee's Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option at the date of death) by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee's death pursuant to Section 6(d), but only within the period ending on the earlier of (i) the date three hundred sixty-five (365) days following the date of death (or such longer period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

7.  Cancellation and Regrant of Option.

     The Board or the Committee shall have the authority to effect, at any time and from time to time, (i) the repricing of any outstanding Options under the Plan, and/or (ii) with the consent of the affected holders of Options, the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of

<PAGE 15>

new Options under the Plan covering the same or different numbers of shares of stock, but having an excercise price per share not less than one hundred percent (100%) of the Fair Market Value in the case of an Incentive Stock Option or, in the case of a ten percent (10%) stockholder (as described in Section 5(c)) not less than one hundred ten percent (110%) of the Fair Market Value in the case of an Incentive Stock Option.

8.  Covenants of the Company.

     (a) During the terms of the Options, the Company shall keep available at all times the number of shares of stock which would be issuable under such outstanding Options.

     (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Options or any stock issued or issuable pursuant to any such Options. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.

9.  Use of Proceeds from Stock.

     Proceeds from the sale of Common Stock upon exercise of the Options shall constitute general funds of the Company.

10.  Miscellaneous.

    (a) Neither an Optionee nor any person to whom an Option is transferred under Section 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

     (b) Nothing in the Plan or any Option granted pursuant thereto shall confer upon any Employee, Director, Consultant or other holder of Options any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment or relationship as a Director or Consultant of any Employee, Director, Consultant or other holder of Options with or without cause.

     (c) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are granted are exercisable for the first time by an Optionee during any calendar year under all plans of the Company and its Affiliates exceeds One Hundred Thousand Dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(d) The Company may require any person to whom an Option is granted, or any person to whom an Option is transferred under Section 6(d), as a condition of exercising any Option, (1) to give written assurances satisfactory to the Company

<PAGE 16>

as to such person's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Option has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

    (e) To the extent provided by the terms of an Option Agreement, the person to whom an Option is granted may, at the discretion of the Board, satisfy any mandatory federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under an Option by any of the following means or by a combination of such means: (1) tendering cash payment; (2) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of stock under the Option provided that such arrangement will not result in a charge to the Company's reported earnings; or (3) delivering to the Company owned and unencumbered shares of the Common Stock of the Company that have been held for the period required to avoid a charge to the Company's reported earnings. The exercise of the Option may be conditioned upon the receipt by the Company of satisfactory evidence of the Participant's satisfaction of any withholding obligations.

11.  Adjustments Upon Changes in Stock.

     (a) Subject to any required action by stockholders, the number of shares which may be purchased upon the exercise of each outstanding Option shall be proportionately increased or decreased upon the occurrence of any change, increase or decrease in the number and type of issued shares of Common Stock of the Company, without receipt of consideration by the Company, which change results from a stock split, stock dividend, merger, consolidation, reorganization, reincorporation, recapitalization, combination of shares, change in corporate structure or other like capital adjustment, so that upon the exercise of each Option the holders of such Options shall receive the number and type of securities which the holders would have received had the Options been exercised on the date preceding such change, increase or decrease. In the event of any such adjustment, the exercise price for each share shall be likewise adjusted in inverse proportion to the increase or decrease in the number of shares purchasable.

     (b) In the event of: (1) a dissolution, liquidation or sale of substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law: (i) any surviving corporation shall assume any Options outstanding under the Plan or shall substitute similar Options for

<PAGE 17>

those outstanding under the Plan, or (ii) such Options shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such Options, or to substitute similar options for those outstanding under the Plan, then, with respect to Options held by persons then performing services as Employees, Directors or Consultants, the time during which such Options vest may, at the discretion of the Board, be accelerated and the Options terminated if not exercised prior to such event.

12.  Amendment of the Plan.

     (a) The Board at any time, and from time to time, may amend the Plan provided that the implementation of such amendment by the Company complies with all applicable law.

     (b) The Board may in its sole discretion submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

     (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Directors or Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d) Rights and obligations under any Option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless
(i) the Company requests the consent of the person to whom the Option was granted, and (ii) such person consents in writing.

13.  Termination or Suspension of the Plan.

     (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on December 31, 2007, which shall be within ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Option was granted.

14.  Effective Date of Plan.

     The Plan shall become effective as determined by the Board, but no Options granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15.  Financial Information.

     The Company will provide to each Optionee financial statements of the Company at least annually in accordance with Section 260.140.46 of Title 10 of the California Code of Regulations.

<PAGE 18>

                              EXHIBIT 5

                 OPINION AND CONSENT OF LEGAL COUNSEL

<PAGE 19>

                                                                 Exhibit 5



                                   November 9, 1998




Quality Systems, Inc.
17822 East 17th Street, Suite 210
Tustin, California 92780

Ladies and Gentlemen:

     At your request, we have examined the form of Registration Statement on Form S-8 (the "Registration Statement") to be filed by Quality Systems, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), for the purpose of registering the sale of 1,000,000 shares of Common Stock of the Company (the "Shares"). The Shares will be subject to purchase by employees of the Company pursuant to the terms of the Company's 1998 Employee Stock Option Plan (the "Plan"). We are familiar with the proceedings taken and proposed to be taken in connection with the purchase of the Shares in the manner set forth in the Registration Statement. Subject to completion of the proceedings contemplated in connection with the foregoing matters, we are of the opinion that such Shares have been duly authorized and are validly and legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement or any amendment thereto. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                   Respectfully submitted,



                                   /S/ RUTAN & TUCKER, LLP


<PAGE 20>

                              EXHIBIT 23.2

                      INDEPENDENT AUDITORS' CONSENT

<PAGE 21>

                                                               Exhibit 23.2




                        Independent Auditors' Consent



To the Board of Directors and
Shareholders of Quality Systems, Inc.



     We consent to the incorporation by reference in this Registration Statement of Quality Systems, Inc. on Form S-8 of our report dated June 5, 1998, appearing in the Annual Report on Form 10-K of Quality Systems, Inc. for the year ended March 31, 1998.



                                  /S/ DELOITTE & TOUCHE LLP




Costa Mesa, California
November 9, 1998